Exhibit 99.2


             Integrated Business Systems & Services, Inc.
               Announces Results for Third Quarter 2003

   COLUMBIA, S.C.--(BUSINESS WIRE)--Nov. 10, 2003--

    Cost-Cutting Initiatives Deliver 36% Increase In Net Income For Current Three-Month Period And Results In Over 70% Decrease In
              Net Losses For Prevailing Nine-Month Period

   Integrated Business Systems and Services, Inc. (IBSS) (OTCBB:IBSS) today announced results for the three and nine month periods ended September 30, 2003.
   Financial Performance Highlights For Three-Month Period Ended
September 30, 2003, When Compared to Same Period in 2002:

   -- Although revenue was $902,831, a 19% decline from $1,115,141, revenue reflected for the three months ended September 30, 2002 included an unusually large licensing order from one of the Company's enterprise customers;

   -- Operating expenses fell 37.6% to $398,443 from $638,183 primarily due to several cost cutting initiatives that decreased general and administrative expenses to approximately $300,000 from $457,000;

   -- Net income increased 36% to $23,157 from $17,013; during 2003, the Company has realized successive quarter-over-quarter improvement in net income (loss).

   Financial Performance Highlights For Nine-Month Period Ended
September 30, 2003, When Compared to Same Period in 2002:

   --  Revenues increased to $2,477,008 from $2,458,361;

   --  Gross profit margins jumped to 64.7% from 57.2%;

   -- Operating expenses were reduced 35.5% to $1,601,942 from $2,484,352 primarily due to cost-cutting that resulted in general and administrative expenses falling to $1,216,139 compared to $1,722,742;

   -- Net losses decreased over 70% to $555,561, or $.02 loss per share, from net losses of $1,891,271, or $0.10 loss per share, reported in the comparable nine-month period in 2002.

   George Mendenhall, CEO of IBSS, noted, "IBSS' third quarter results reflect that this has indeed been a pivotal quarter in setting the stage for the Company's future growth. Fueled by steady quarter-over-quarter bottom line improvements, and enhanced by the Company's aggressive cost-cutting initiatives, it is our belief that IBSS' is on track to begin delivering consistent profitability on a quarter-over-quarter basis. Further, thanks to our success in securing more favorable terms with our convertible note holders, as previously announced, we will no longer be subject to booking $100,000 in quarterly interest charges. This alone is expected to measurably enhance our bottom line performance."
   "The mission of IBSS remains the same - to establish Synapse(TM) as the preferred Online Transaction Processing development and executive framework for dynamic, networked, distributed applications within the wireless/Automated Data Collection markets. The market conditions are ideal at this time for IBSS to fully exploit our Synapse technology platform and to concentrate our efforts on leveraging our existing world -class customer base to secure broader market acceptance and increased market share. It is truly a very exciting time for IBSS."

            Integrated Business Systems and Services, Inc.
            Consolidated Condensed Statements of Operations
                              (Unaudited)

                               Three Months           Nine Months
                            Ended September 30,   Ended September 30,
                         ---------------------------------------------
                               2003       2002       2003        2002
                         ---------------------------------------------
 Revenues:

 Services                  $806,491   $857,568 $2,338,592  $1,810,123
 Licenses                    48,438    250,000     48,438     506,590
 Maintenance and support     47,902      5,718     64,953      54,521
 Hardware - third party           -      1,855     25,025      84,802
 Other                            -          -          -       2,325
                         ---------------------------------------------

       Total revenues       902,831  1,115,141  2,477,008   2,458,361

 Cost of revenues           324,185    282,117    874,002   1,052,947
                         ---------------------------------------------

       Gross profit         578,646    833,024  1,603,006   1,405,414
                         ---------------------------------------------

 Operating expenses:

 Sales and marketing         81,794    102,557    266,228     430,602
 Research and development    17,958     77,963    119,575     331,008
 General and administrative 298,691    457,663  1,216,139   1,722,742
                         ---------------------------------------------

 Total operating expenses   398,443    638,183  1,601,942   2,484,352
                         ---------------------------------------------

 Income (loss) from
  operations                180,203    194,841      1,064  (1,078,938)
                         ---------------------------------------------

 Interest and miscellaneous
  income                     32,845    168,754     49,210     173,554
 Interest expense          (189,891)  (346,582)  (590,334)   (985,887)
 Loss on sale of assets           -          -    (15,501)          -
                         ---------------------------------------------

     Total other expenses  (157,046)  (177,828)  (556,625)   (812,333)
                         ---------------------------------------------

 Net Income (loss)          $23,157    $17,013  $(555,561)$(1,891,271)
                         ---------------------------------------------

 Basic loss per share         $0.00      $0.00     $(0.02)     $(0.10)

 Basic weighted average
 shares outstanding      22,405,240 18,816,627 22,312,893  18,162,628

 Diluted loss per share       $0.00      $0.00     $(0.02)     $(0.10)

 Diluted weighted average
  shares outstanding     22,405,240 32,115,376 22,312,893  18,697,886

   About IBSS

   IBSS is the creator of Synapse(TM), a ground-breaking new software technology. Synapse is a complete framework and methodology used to create, implement and manage a wide variety of dynamic, distributed, networked, and real-time enterprise applications, quickly and efficiently. Global enterprises utilizing Synapse leverage the power of its single, flexible framework to enjoy tremendous time and cost advantages (as much as 60%), in the development, deployment and on-going management of customized applications.
   Enabled by Synapse to take competitive advantage of cutting-edge technologies such as wireless networking, mobile computing and RFID, IBSS and its partners bring solutions to customers for mission-critical applications in manufacturing, distribution, healthcare, finance, insurance, retail, education, and government.
   IBSS is headquartered in Columbia, South Carolina. For more information about IBSS and its Synapse technologies and services, call 803-736-5595 or 800-553-1038, or visit www.ibss.net.

   Except for historical information, the matters discussed in this news release include forward-looking statements that involve a number of risks and uncertainties. Actual results may vary significantly as a result of a number of factors, including, but not limited to, risks associated with the Company's ability to satisfy its obligations incurred in recent private placements of secured debt, risks in product and technology development and integration, market acceptance of new products and continuing product demand, the impact of competitive products and pricing, changing economic conditions, and other risk factors detailed in the Company's most recent quarterly report on Form 10-QSB under the heading "Risk Factors That May Affect Our Financial Condition and Operating Results" and in other public filings the Company makes with the Securities and Exchange Commission. Copies of these filings may be obtained from the Securities and Exchange Commission at its principal office in Washington, DC at prescribed rates by calling 1-800-SEC-0330. These filings are also available electronically through the Internet World Wide Web site maintained by the Securities and Exchange Commission at the Internet address: http://www.sec.gov

    CONTACT: Elite Financial Communications Group, LLC
             Stephanie Noiseux or Andrea Strittmatter, 407-585-1080 steph@efcg.net or andrea@efcg.net